     Exhibit 23-2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126173) of R.H. Donnelley Corporation of our report dated June 17, 2005 relating to the statement of net assets available for benefits of the R.H. Donnelley 401(k) Plan (formerly the R.H. Donnelley Profit Participation Plan) at December 31, 2004, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
June 22, 2006